Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces third quarter 2014 results

Net revenues grow 8.7%, operating margin expands to 9.2%

EPS increases 17.2% to $0.68

Raises financial guidance for fiscal year 2014

San Francisco, CA, November 19, 2014 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third fiscal quarter ended November 2, 2014 (“Q3 14”) versus the third fiscal quarter ended November 3, 2013 (“Q3 13”).

3rd QUARTER 2014 RESULTS

•	Q3 14 net revenues grew 8.7% to $1.143 billion versus $1.052 billion in Q3 13 with comparable brand revenue growth of 8.7%.
•	Q3 14 operating margin increased to 9.2% versus 8.8% in Q3 13.
•	Q3 14 diluted earnings per share (“EPS”) grew 17.2% to $0.68 from $0.58 in Q3 13.
•	Cash returned to stockholders totaled $114 million, comprising $83 million in stock repurchases and $31 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “Solid performance across our brands allowed us to deliver these results with revenue growth of 8.7%, operating margin expansion, and earnings per share growth of 17.2%. These achievements reflect our product leadership, lifestyle merchandising, iconic brands and strong execution. We also believe that this third quarter further demonstrates that our multi-channel model, with more than 51% of revenues now coming from the e-commerce channel, represents a distinct competitive advantage. We continue to focus on serving our customers and investing for sustainable long-term growth.”

Alber concluded, “This holiday season, we believe we have a strong lineup of beautiful gifts, entertaining and decorating collections across all of our brands, and most importantly, we are ready to provide the best service to our customers across all channels.”

Comparable brand revenue growth in Q3 14 increased 8.7% on top of 8.2% in Q3 13 as shown in the table below:

3rd Quarter Comparable Brand Revenue Growth by Concept*

	Q3 14	Q3 13

Pottery Barn	7.0%	8.4%
Williams-Sonoma	4.3%	1.4%
Pottery Barn Kids	8.6%	3.9%
West Elm	17.4%	22.2%
PBteen	11.7%	16.7%

Total	8.7%	8.2%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

E-commerce (formerly direct-to-customer) net revenues in Q3 14 increased 14.7% to $587 million from $512 million in Q3 13, with increases in all brands, primarily driven by Pottery Barn and West Elm. E-commerce net revenues generated 51% of total company net revenues in Q3 14, compared to 49% in Q3 13.

Retail net revenues in Q3 14 increased 3.1% to $556 million from $540 million in Q3 13, primarily driven by West Elm and Pottery Barn, partially offset by a decrease in Williams-Sonoma due to eight fewer stores in Q3 14.

Operating margin in Q3 14 increased to 9.2% compared to 8.8% in Q3 13:

•	Gross margin was 37.7% versus 38.6% in Q3 13.

•	Selling, general and administrative (“SG&A”) expenses were $327 million, or 28.6% of net revenues, versus $313 million, or 29.8% of net revenues, in Q3 13.

EPS in Q3 14 increased 17.2% to $0.68 from $0.58 in Q3 13.

Merchandise inventories at the end of Q3 14 increased 9.0% to $980 million from $899 million at the end of Q3 13.

STOCK REPURCHASE PROGRAM

During Q3 14, we repurchased approximately 1.2 million shares of common stock at an average cost of $66.70 per share and a total cost of approximately $83 million. As of November 2, 2014, there was approximately $316 million remaining under the $750 million stock repurchase program announced in March 2013.

AMENDED AND RESTATED CREDIT AGREEMENT

Today, we entered into our Sixth Amended and Restated Credit Agreement, which increases our unsecured revolving line of credit from $300 million to $500 million and extends the maturity date to November 19, 2019. For additional information, see our Form 8-K filed today with the Securities and Exchange Commission.

FISCAL YEAR 2014 FINANCIAL GUIDANCE

4th Quarter 2014 Guidance

•	Net revenues in the fourth quarter of fiscal 2014 (“Q4 14”) are expected to be in the range of $1.525 billion to $1.575 billion.
•	Comparable brand revenue growth in Q4 14 is expected to be in the range of 4% to 6%.
•	Diluted EPS in Q4 14 is expected to be in the range of $1.42 to $1.50.

Fiscal Year 2014 Guidance

Financial Highlights
Total Net Revenues (millions)	$4,680 – $4,730
Comparable Brand Revenue Growth	5 – 7%
Operating Margin	10.2 – 10.4%
Diluted EPS	$3.11 – $3.19
Income Tax Rate	38.3 – 38.8%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$160 – $170

Store Opening and Closing Guidance by Retail Concept*
	FY 2013 ACT	FY 2014 GUID

	Total	New	Close	End

Williams-Sonoma	248	5	(14)	239
Pottery Barn	194	7	(5)	196
Pottery Barn Kids	81	9	(5)	85
West Elm	58	11	-	69
Rejuvenation	4	1	-	5

Total	585	33	(24)	594

* Included in the FY 13 store count are five stores in Australia and one store in the UK. FY 14 guidance includes eight additional Australian stores.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 19, 2014, at 2:00 PM (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP diluted EPS. This non-GAAP financial measure excludes the impact of employee separation charges in Q1 13 and FY 13. We have reconciled this non-GAAP financial measure with the most directly comparable GAAP financial measure in Exhibit 1. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly FY 14 actual results and FY 14 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our competitive advantages; the execution of our growth initiatives; our future financial guidance, including Q4 14 and FY 2014 guidance; our three-year stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q3 14; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2014, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 603 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended November 2, 2014 and November 3, 2013

(Dollars and shares in thousands, except per share amounts)

	3rd Quarter
	2014		2013
		% of		% of
	$	Revenues	$	Revenues
E-commerce* net revenues	$586,976	51.3%	$511,874	48.7%
Retail net revenues	556,186	48.7	539,674	51.3

Net revenues	1,143,162	100.0	1,051,548	100.0
Cost of goods sold	711,755	62.3	646,160	61.4

Gross profit	431,407	37.7	405,388	38.6
Selling, general and administrative expenses	326,687	28.6	312,894	29.8

Operating income	104,720	9.2	92,494	8.8
Interest (income) expense, net	117	—	(103)	—

Earnings before income taxes	104,603	9.2	92,597	8.8
Income taxes	39,695	3.5	35,878	3.4

Net earnings	$64,908	5.7%	$56,719	5.4%

Earnings per share (EPS):
Basic	$0.70		$0.59
Diluted	$0.68		$0.58
Shares used in calculation of EPS:
Basic	93,067		95,453
Diluted	94,920		97,863

*	Prior to Q3 14, we referred to the e-commerce channel as the direct-to-customer channel.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirty-nine weeks ended November 2, 2014 and November 3, 2013

(Dollars and shares in thousands, except per share amounts)

	Year-to-Date
	2014		2013
	$	% of Revenues	$	% of Revenues
E-commerce* net revenues	$1,600,854	50.7%	$1,408,615	48.2%
Retail net revenues	1,555,740	49.3	1,512,950	51.8

Net revenues	3,156,594	100.0	2,921,565	100.0
Cost of goods sold	1,974,681	62.6	1,813,068	62.1

Gross profit	1,181,913	37.4	1,108,497	37.9
Selling, general and administrative expenses	917,531	29.1	874,134	29.9

Operating income	264,382	8.4	234,363	8.0
Interest (income) expense, net	88	—	(417)	—

Earnings before income taxes	264,294	8.4	234,780	8.0
Income taxes	102,477	3.2	89,676	3.1

Net earnings	$161,817	5.1%	$145,104	5.0%

Earnings per share (EPS):
Basic	$1.72		$1.49
Diluted	$1.69		$1.46
Shares used in calculation of EPS:
Basic	93,862		97,080
Diluted	95,603		99,075

*	Prior to Q3 14, we referred to the e-commerce channel as the direct-to-customer channel.

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Nov. 2, 2014	Feb. 2, 2014	Nov. 3, 2013
Assets
Current assets
Cash and cash equivalents	$107,703	$330,121	$128,759
Restricted cash	-	14,289	14,283
Accounts receivable, net	63,664	60,330	74,886
Merchandise inventories, net	979,719	813,160	898,625
Prepaid catalog expenses	39,116	33,556	40,613
Prepaid expenses	56,517	35,309	49,317
Deferred income taxes, net	121,380	121,486	99,003
Other assets	14,816	10,852	11,698

Total current assets	1,382,915	1,419,103	1,317,184

Property and equipment, net	866,670	849,293	843,563
Non-current deferred income taxes, net	4,142	13,824	10,931
Other assets, net	50,220	54,514	54,764

Total assets	$2,303,947	$2,336,734	$2,226,442

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$411,232	$404,791	$433,926
Accrued salaries, benefits and other	117,410	138,181	110,116
Customer deposits	265,058	228,193	244,609
Borrowings under revolving line of credit	90,000	-	-
Income taxes payable	4,750	49,365	2,897
Current portion of long-term debt	1,968	1,785	1,793
Other liabilities	46,134	38,781	36,137

Total current liabilities	936,552	861,096	829,478

Deferred rent and lease incentives	168,078	157,856	165,445
Long-term debt	-	1,968	1,968
Other long-term obligations	62,942	59,812	59,506

Total liabilities	1,167,572	1,080,732	1,056,397

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 92,219, 94,049 and 94,379 shares issued and outstanding at November 2, 2014, February 2, 2014 and November 3, 2013, respectively	923	941	944
Additional paid-in capital	519,783	522,595	515,463
Retained earnings	612,611	729,043	646,450
Accumulated other comprehensive income	5,203	6,524	10,289
Treasury stock, at cost	(2,145)	(3,101)	(3,101)

Total stockholders’ equity	1,136,375	1,256,002	1,170,045

Total liabilities and stockholders’ equity	$2,303,947	$2,336,734	$2,226,442

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Thirty-nine weeks ended November 2, 2014 and November 3, 2013

(Dollars in thousands)

	Year-to-Date
	2014	2013
Cash flows from operating activities
Net earnings	$161,817	$145,104
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	121,135	111,412
Loss on sale/disposal/impairment of assets	1,581	1,737
Amortization of deferred lease incentives	(18,577)	(19,055)
Deferred income taxes	(13,031)	(10,722)
Tax benefit related to stock-based awards	49,451	14,393
Excess tax benefit related to stock-based awards	(24,408)	(6,617)
Stock-based compensation expense	34,729	28,440
Other	352	-
Changes in:
Accounts receivable	(4,455)	(13,498)
Merchandise inventories	(165,839)	(258,876)
Prepaid catalog expenses	(5,560)	(3,382)
Prepaid expenses and other assets	(22,000)	(28,251)
Accounts payable	8,193	163,592
Accrued salaries, benefits and other current and long-term liabilities	(12,242)	12,017
Customer deposits	36,897	37,519
Deferred rent and lease incentives	18,392	13,833
Income taxes payable	(44,634)	(38,971)

Net cash provided by operating activities	121,801	148,675

Cash flows from investing activities:
Purchases of property and equipment	(131,670)	(145,236)
Restricted cash receipts	14,289	1,772
Proceeds from insurance reimbursements	964	1,418
Other	241	45

Net cash used in investing activities	(116,176)	(142,001)

Cash flows from financing activities:
Repurchase of common stock	(195,235)	(216,369)
Payment of dividends	(95,267)	(82,030)
Borrowings under revolving line of credit	90,000	-
Tax withholdings related to stock-based awards	(53,440)	(14,162)
Excess tax benefit related to stock-based awards	24,408	6,617
Net proceeds related to stock-based awards	3,511	6,541
Repayments of long-term obligations	(1,785)	(1,716)
Other	(4)	(42)

Net cash used in financing activities	(227,812)	(301,161)

Effect of exchange rates on cash and cash equivalents	(231)	(1,309)
Net decrease in cash and cash equivalents	(222,418)	(295,796)
Cash and cash equivalents at beginning of period	330,121	424,555

Cash and cash equivalents at end of period	$107,703	$128,759

Exhibit 1

3rd Quarter Operating Margin By Segment*

($ in thousands)

	E-commerce (formerly DTC)		Retail		Unallocated				Total
	Q3 14	Q3 13	Q3 14	Q3 13	Q3 14		Q3 13		Q3 14	Q3 13
Net Revenues	$586,976	$511,874	$556,186	$539,674	$-		$-		$1,143,162	$1,051,548
Operating Income/(Expense)	136,617	117,086	49,973	49,300	(81,870)		(73,892)		104,720	92,494
Operating Margin	23.3%	22.9%	9.0%	9.1%	(7.2%	)	(7.0%	)	9.2%	8.8%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Aug. 3, 2014	Openings	Closings	Nov. 2, 2014	Nov. 3, 2013	Nov. 2, 2014	Nov. 3, 2013
Williams-Sonoma	247	3	(2)	248	256	6,600	6,600
Pottery Barn	195	3	-	198	196	13,700	13,800
Pottery Barn Kids	84	2	(1)	85	84	7,700	8,000
West Elm	59	9	-	68	55	13,800	14,300
Rejuvenation	4	-	-	4	4	13,200	13,200
Total	589	17	(3)	603	595	9,900	9,900

	Aug. 3, 2014	Nov. 2, 2014	Nov. 3, 2013
Total store selling square footage	3,598,000	3,688,000	3,632,000
Total store leased square footage	5,843,000	5,988,000	5,908,000

Reconciliation of Quarterly and Fiscal Year Actual GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 14 ACT	Q2 14 ACT	Q3 14 ACT	Q4 14 GUID	FY 14 GUID
2014 GAAP Diluted EPS	$0.48	$0.53	$0.68	$1.42 - $150	$3.11 - $3.19

	Q1 13 ACT	Q2 13 ACT	Q3 13 ACT	Q4 13 ACT	FY 13 ACT
2013 GAAP Diluted EPS	$0.40	$0.49	$0.58	$1.38	$2.82
Impact of Employee Separation Charges (1)	0.02	-	-	-	0.02
2013 Non-GAAP Diluted EPS Excluding Employee Separation Charges (2)	$0.41	$0.49	$0.58	$1.38	$2.84

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Notes:

(1)	Impact of Employee Separation Charges – During Q1 13 and FY 13, we incurred charges of approximately $0.02 per diluted share associated with the previously announced retirement of the former President of the Williams-Sonoma brand. These charges were recorded within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – This table includes non-GAAP diluted EPS. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 14 actual results and guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.